Exhibit 32.1

18 U.S.C. Section 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of CSP Inc. (the “Company”) for the three months ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Chief Executive Officer, President and Chairman and Vice President of Finance, Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2005	By:	/s/ Alexander R. Lupinetti
Chief Executive Officer,
President and Chairman

Date: February 22, 2005	By:	/s/ Gary W. Levine
Vice President of Finance and
Chief Financial Officer